Calculation of Filing Fee Tables
S-3
Prologis, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock of Prologis, Inc.	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock of Prologis, Inc.	457(r)				0.0001531
Fees to be Paid	3	Other	Rights to Purchase Common Stock of Prologis, Inc.	457(r)				0.0001531
Fees to be Paid	4	Other	Guarantees of Debt Securities of Prologis, L.P. by Prologis, Inc.	457(r)				0.0001531
Fees to be Paid	5	Other	Guarantees of Debt Securities of Prologis Euro Finance LLC by Prologis, Inc.	457(r)				0.0001531
Fees to be Paid	6	Other	Guarantees of Debt Securities of Prologis Yen Finance LLC by Prologis, Inc.	457(r)				0.0001531
Fees to be Paid	7	Other	Guarantees of Debt Securities of Prologis Sterling Finance LLC by Prologis, Inc.	457(r)				0.0001531
Fees to be Paid	8	Other	Warrants to Purchase Common Shares of Prologis, Inc.	457(r)				0.0001531
Fees to be Paid	9	Debt	Debt Securities of Prologis, L.P.	457(r)				0.0001531
Fees to be Paid	10	Other	Guarantees of Debt Securities of Prologis Euro Finance LLC by Prologis, L.P.	457(r)				0.0001531
Fees to be Paid	11	Other	Guarantees of Debt Securities of Prologis Yen Finance LLC by Prologis, L.P.	457(r)				0.0001531
Fees to be Paid	12	Other	Guarantees of Debt Securities of Prologis Sterling Finance LLC by Prologis, L.P.	457(r)				0.0001531
Fees to be Paid	13	Debt	Debt Securities of Prologis Euro Finance LLC	457(r)				0.0001531
Fees to be Paid	14	Debt	Debt Securities of Prologis Yen Finance LLC	457(r)				0.0001531
Fees to be Paid	15	Debt	Debt Securities of Prologis Sterling Finance LLC	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1.a. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Note 1.b. There are hereby registered such indeterminate number of shares of Common Stock, par value $0.01 per share, as may be issued upon the conversion of Preferred Stock of Prologis, Inc. or the exchange of the Exchangeable Debt Securities of Prologis, L.P. for which no separate consideration will be received. Note 1.c. There are hereby registered such indeterminate number of shares of Common Stock, par value $0.01 per share, as may be issued at an indeterminate price of issuance upon the exercise of Rights to Purchase Common Stock and Warrants to Purchase Common Stock. Note 1.d. In reliance on and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fees.

[2]	See Offering Notes 1.a. and 1.d.

[3]	See Offering Note 1.d. There are hereby registered such indeterminate number of Rights to Purchase Common Stock as may be issued as a dividend for which no separate consideration will be received to holders of Common Stock and related securities entitling such holders to subscribe for and purchase Common Stock registered hereunder.

[4]	See Offering Note 1.d. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

[5]	See Offering Note 4.

[6]	See Offering Note 4.

[7]	See Offering Note 4.

[8]	See Offering Notes 1.a. and 1.d.

[9]	See Offering Notes 1.a. and 1.d.

[10]	See Offering Note 4.

[11]	See Offering Note 4.

[12]	See Offering Note 4.

[13]	See Offering Notes 1.a. and 1.d.

[14]	See Offering Notes 1.a. and 1.d.

[15]	See Offering Notes 1.a. and 1.d.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A